Exhibit (l)

[Sutherland Asbill & Brennan LLP Letterhead]

CYNTHIA M. KRUS
DIRECT LINE: 202.383.0218
Internet: cynthia.krus@sablaw.com

July 26, 2005

Patriot Capital Funding, Inc.
61 Wilton Road, Second Floor
Westport, Connecticut 06880

Ladies and Gentlemen:

     We have acted as counsel to Patriot Capital Funding, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-124831) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the issuance by the Company of an aggregate of 8,433,334 shares of the Company’s common stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Company Shares”) and (ii) the sale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of an aggregate of 2,300,000 shares of the Company’s common stock, par value $0,01 per share, in connection with the offering described in the Registration Statement, which shares have been issued and are outstanding (together with any additional shares of such stock that may be sold by the Selling Stockholder pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with such offering, the “Selling Stockholder Shares”).

     As set forth in the Registration Statement, the Company intends to take the following actions (the “Corporate Actions”) immediately prior to the consummation of the offering of the Company Shares and Selling Stockholder Shares, (i) merge Wilton Funding, LLC with and into the Company pursuant to a merger agreement by and between Wilton Funding, LLC and the Company in the form filed as Exhibit (k)(8) to the Registration Statement (the “Merger Agreement”) and (ii) effectuate a 9,081.66662733-to-one stock split with respect to each of its issued and outstanding shares of common stock.

     We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Restated Bylaws, as amended to date and currently in effect, (iii) the Merger Agreement and (iv)

Patriot Capital Funding, Inc.
July 26, 2005

such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

     In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

     To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

     This opinion is limited to the Delaware General Corporation Law, and we express no opinion with respect to other laws of the State of Delaware or the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the Delaware General Corporation Law.

     Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that (1) the Company Shares, when issued, delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable, and (2) the Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and nonassessable, in the case of each of the opinions in (1) and (2) above assuming that all of the Corporate Actions have been completed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Cynthia M. Krus

Cynthia M. Krus